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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF LODGIAN, INC.
                           (*Significant Subsidiaries)

LODGIAN FINANCING CORP. *
LODGIAN FINANCING MEZZANINE, LLC *
LODGIAN MEZZANINE FIXED, LLC *
LODGIAN MEZZANINE FLOATING, LLC *
SERVICO, INC. *
SERVICO OPERATIONS CORPORATION *
1075 Hospitality, LP
12801 NWF Beverage Management, Inc.
Albany Hotel, Inc.
AMI Operating Partners, L.P.
AMIOP Acquisition Corp.
AMIOP Acquisition General Partner SPE Corp.
Apico Hills. Inc.
Apico Inns of Greentree, Inc.
Apico Inns of Pennsylvania, Inc.
Apico Inns of Pittsburgh, Inc.
Apico Management Corp.
Atlanta-Boston Holdings, LLC
Atlanta-Boston Lodging,
LLC Atlanta-Boston SPE, Inc.
Atlanta-Rio Rancho Beverage Management, Inc.
Brunswick Motel Enterprises, Inc.
Columbus Hospitality Assocates, LP
Council of Unit Owners of Silver Spring Plaza Condominium
Courtyard Club
Dedham Lodging Assocates I, LP
Dedham Lodging SPE, Inc.
Dothan Hospitality 3053, Inc.
Dothan Hospitality 3071, Inc.
East Washington Hospitality, LP
Fayetteville Motel Enterprises, Inc.
Fort Wayne Hospitality Associates II, LP
Fourth Street Hospitality, Inc.
Gadsden Hospitality, Inc.
Harrisburg Motel Enterprises, Inc.
Hilton Head Motel Enterprises, Inc.
Impac Holdings III, LLC
Impac Hotel Group Mezzanine, LLC
Impac Hotel Group, LLC
Impac Hotel Management, LLC
Impac Hotels I, LLC
Impac Hotels II, LLC
Impac Hotels III, LLC
Impac Hotels Member SPE, Inc.
Impac Spe #2, Inc.
Impac SPE #4, Inc.
Impac SPE #6, Inc.
Island Motel Enterprises, Inc.
KDS Corporation
Kinser Motel Enterprises, Inc.

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Lafayette Beverage Management, Inc.
Lawrence Hospitality Associates, LP
Little Rock Beverage Management, Inc.
Little Rock Lodging Associates I, LP
Lodgian Abeline Beverage Corp.
Lodgian Acquisition, LLC
Lodgian AMI, Inc.
Lodgian Augusta LLC
Lodgian Austin Beverage Corp.
Lodgian Bridgeport LLC
Lodgian Cincinnati LLC
Lodgian Coconut Grove LLC
Lodgian Colchester LLC
Lodgian Dallas Beverage Corp.
Lodgian Denver LLC
Lodgian Fairmont LLC
Lodgian Florence LLC
Lodgian Fort Mitchell LLC
Lodgian Hamburg LLC
Lodgian Hotels Fixed I, LLC
Lodgian Hotels Fixed II, LLC
Lodgian Hotels Fixed III, LLC
Lodgian Hotels Fixed IV GP, Inc.
Lodgian Hotels Fixed IV, LP
Lodgian Hotels Floating, LLC
Lodgian Hotels, Inc.
Lodgian Jackson LLC
Lodgian Lafayette LLC
Lodgian Lancaster North, Inc.
Lodgian Little Rock SPE, Inc.
Lodgian Management Corp.
Lodgian Market Center Beverage Corp.
Lodgian Memphis LLC
Lodgian Memphis Property Owner, LLC
Lodgian Merrimack LLC
Lodgian Mezzanine Springing Member, Inc.
Lodgian Morgantown LLC
Lodgian Mortgage Springing Member, Inc.
Lodgian Mount Laurel, Inc.
Lodgian North Miami LLC
Lodgian Ontario, Inc.
Lodgian Syracuse LLC
Lodgian Tulsa LLC
Lodgian York Market Street, Inc.
Lodgian, Inc.
Macon Hotel Associates LLC
Macon Hotel Associates Manager, Inc.
Manhattan Hospitality Associates, LP
McKnight Motel, Inc.
Melbourne Hospitality Associates, LP
Minneapolis Motel Enterprises, Inc.
Moon Airport Motel, Inc.

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New Orleans Airport Motel Associates, LP
New Orleans Airport Motel Enterprises, Inc.
NH Motel Enterprises, Inc.
Penmoco, Inc.
Prime-American Realty Corp.
Raleigh Downtown Enterprises, Inc.
Royce Management Corp of Morristown
Saginaw Hospitality, LP
Second Fayetteville Motel Enterprises, Inc.
Servico Austin, Inc.
Servico Cedar Rapids, Inc.
Servico Centre Associates, Ltd.
Servico Centre Condominium Association, Inc.
Servico Colesville, Inc.
Servico Columbia II, Inc.
Servico Columbia, Inc.
Servico Columbus, Inc.
Servico Concord, Inc.
Servico Council Bluffs, Inc.
Servico East Washington, Inc.
Servico Flagstaff, Inc.
Servico Fort Wayne II, Inc.
Servico Fort Wayne, Inc.
Servico Frisco, Inc.
Servico Grand Island, Inc.
Servico Hilton Head, Inc.
Servico Hotels I, Inc.
Servico Hotels II, Inc.
Servico Hotels III, Inc.
Servico Hotels IV, Inc.
Servico Houston, Inc.
Servico Jamestown, Inc.
Servico Lansing, Inc.
Servico Lawrence II, Inc.
Servico Lawrence, Inc.
Servico Management Corporation
Servico Management Corporation
Servico Manhattan II, Inc.
Servico Manhattan, Inc.
Servico Market Center, Inc.
Servico Maryland, Inc.
Servico Melbourne, Inc.
Servico Metairie, Inc.
Servico New York, Inc.
Servico Niagara Falls, Inc.
Servico Northwoods, Inc.
Servico Operations Mezzanine, LLC
Servico Palm Beach General Partner SPE, Inc.
Servico Pensacola 7200, Inc.
Servico Pensacola 7330, Inc.
Servico Pensacola, Inc.
Servico Rolling Meadows, Inc.
Servico Roseville, Inc.
Servico Tucson, Inc.
Servico Wichita, Inc.

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Servico Windsor, Inc.
Servico Winter Haven, Inc.
Servico Worcester, Inc.
Sharon Motel Enterprises, Inc.
Sheffield Motel Enterprises, Inc.
Sixteen Hotels, Inc.
South Carolina Interstate Motel Enterprises
Southfield Hotel Group II, LP
W.V.B.M., Inc.
Washington Motel Enterprises, Inc.
Wilpen, Inc.
Worcester Hospitality Associates, LP

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